October 2024

Pricing Supplement No. 4,340

Registration Statement Nos. 333-275587; 333-275587-01

Dated October 17, 2024

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Contingent Income Buffered Auto-Callable Securities due April 15, 2027

All Payments on the Securities Based on the Worst Performing of the iShares® Russell 2000® ETF, the SPDR® S&P 500® ETF Trust and the Nasdaq-100® Technology Sector IndexSM

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities have the terms described in the accompanying product supplement, index supplement and prospectus, as supplemented or modified by this document. The securities do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon (as well as any contingent quarterly coupons for any prior quarterly periods for which a contingent quarterly coupon was not paid) but only if the closing level of each of the iShares® Russell 2000® ETF, the SPDR® S&P 500® ETF Trust and the Nasdaq-100® Technology Sector IndexSM is at or above 83% of its respective initial level, which we refer to as the respective coupon threshold level, on the related observation date. However, if the closing level of any underlying is less than its coupon threshold level on any observation date, we will pay no interest for the related quarterly period. In addition, the securities will be automatically redeemed if the closing level of each underlying is greater than or equal to its respective initial level on any quarterly redemption determination date, for the early redemption payment equal to the sum of the stated principal amount plus the related contingent quarterly coupon and the contingent quarterly coupons with respect to any prior observation date for which a contingent quarterly coupon was not paid. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final level of each underlying has increased, remained unchanged or decreased by an amount less than or equal to the buffer amount of 20% from its respective initial level, investors will receive the stated principal amount and, if the final level of each underlying is also greater than or equal its respective coupon threshold level, the related contingent quarterly coupon and any previously unpaid contingent quarterly coupons from any prior observation dates. If, however, the final level of any underlying has decreased by more than the buffer amount of 20% from its respective initial level, investors will lose 1.25% of principal for every 1% decline in the final level of the worst performing of the underlyings from its initial level beyond the buffer amount of 20%. Under these circumstances, the payment at maturity will be less than the stated principal amount of the securities. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent quarterly coupons throughout the 2.5-year term of the securities. Because all payments on the securities are based on the worst performing of the underlyings, a decline of more than 20% by any underlying will result in few or no contingent coupon payments or a loss of your investment, even if one or both of the other underlyings have appreciated or have not declined as much. The securities are for investors who are willing to risk their principal based on the worst performing of three underlyings and who seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no quarterly coupons over the entire 2.5-year term. Investors will not participate in any appreciation of any underlying. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

The Nasdaq-100® Technology Sector IndexSM measures the performance of companies in the Nasdaq-100 Index® that are classified as technology according to the Industry Classification Benchmark. For more information about the Nasdaq-100 Index®, see the information set forth under “Nasdaq-100 Index®” in the accompanying index supplement. For more information about the Nasdaq-100® Technology Sector IndexSM, see “Annex A — Nasdaq-100® Technology Sector IndexSM” beginning on page 38.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlyings:	iShares® Russell 2000® ETF (the “IWM Shares”), SPDR® S&P 500® ETF Trust (the “SPY Shares”) and Nasdaq-100® Technology Sector IndexSM (the “NDXT Index”)
Aggregate principal amount:	$2,000,000
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Pricing date:	October 17, 2024
Original issue date:	October 22, 2024 (3 business days after the pricing date)
Maturity date:	April 15, 2027
Contingent quarterly coupon:

A contingent coupon will be paid on the securities on each coupon payment date but only if the closing level of each underlying is at or above its respective coupon threshold level on the related observation date. If payable, the contingent quarterly coupon will be an amount in cash per stated principal amount corresponding to a return of 10.55% per annum for each interest payment period for each applicable observation date.

If the contingent quarterly coupon is not paid on any coupon payment date (because the closing level of any underlying is less than its respective coupon threshold level on the related observation date), such unpaid contingent quarterly coupon will be paid on a later coupon payment date but only if the closing level of each underlying on the related observation date is greater than or equal to its respective coupon threshold level. Any such unpaid contingent quarterly coupon will be paid on the first subsequent coupon payment date for which the closing level of each underlying on the related observation date is greater than or equal to its respective coupon threshold level; provided, however, in the case of any such payment of a previously unpaid contingent quarterly coupon, no additional interest shall accrue or be payable in respect of such unpaid contingent quarterly coupon from and after the end of the original interest payment period for such unpaid contingent quarterly coupon.

You will not receive payment for any unpaid contingent quarterly coupons if the closing level of any underlying is less than its respective coupon threshold level on each subsequent observation date. If the closing level of any underlying is less than its respective coupon threshold level on each observation date, you will not receive any contingent quarterly coupons for the entire 2.5-year term of the securities.

Payment at maturity:	If the securities have not been automatically redeemed prior to maturity, the payment at maturity will be determined as follows:

●If the final level of each underlying is greater than or equal to 80% of its respective initial level, meaning that the final level of each underlying has increased, remained unchanged or decreased by an amount less than or equal to the buffer amount of 20% from its respective initial level:

the stated principal amount and if the final level of each of the underlyings is greater than or equal to its respective coupon threshold level, investors will receive the contingent quarterly coupon with respect to the final observation date and any previously unpaid contingent quarterly contingent coupons from any prior observation dates.

●If final level of any underlying is less than 80% of its respective initial level, meaning that the final level of any underlying has decreased by more than the buffer amount of 20% from its respective initial level:

$1,000 + [$1,000 x (percent change of the worst performing underlying + 20%) × downside factor]

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000 and could be zero.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$986.00 per security. See “Investment Summary” beginning on page 3.
Commissions and issue price:	Price to public(1)	Agent’s commissions and fees(2)	Proceeds to us (3)
Per security	$1,000	$0	$1,000
Total	$2,000,000	$0	$2,000,000

(1)The securities will be sold only to investors purchasing the securities in fee-based advisory accounts.

(2)MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $1,000 per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement for auto-callable securities.

(3)See “Use of proceeds and hedging” on page 36.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 14.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Auto-Callable Securities dated November 16, 2023       Index Supplement dated November 16, 2023       Prospectus dated April 12, 2024

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due April 15, 2027

All Payments on the Securities Based on the Worst Performing of the iShares® Russell 2000® ETF, the SPDR® S&P 500® ETF Trust and the Nasdaq-100® Technology Sector IndexSM

Principal at Risk Securities

Terms continued from previous page:
Early redemption:

If, on any redemption determination date, beginning on January 10, 2025, the closing level of each underlying is greater than or equal to its respective initial level, the securities will be automatically redeemed for an early redemption payment on the related early redemption date. No further payments will be made on the securities once they have been redeemed.

The securities will not be redeemed early on any early redemption date if the closing level of any underlying is below the respective initial level for such underlying on the related redemption determination date.

Early redemption payment:

The early redemption payment will be an amount equal to the stated principal amount for each security you hold plus the contingent quarterly coupon with respect to the related observation date and with respect to any prior observation date for which a contingent quarterly coupon was not paid.

Redemption determination dates:

Quarterly, as set forth under “Observation Dates and Coupon Payment Dates” below, subject to postponement for non-index business days and non-trading days, as applicable, and certain market disruption events.

Early redemption dates:

Quarterly, as set forth under “Observation Dates and Coupon Payment Dates” below. If any such day is not a business day, that early redemption payment will be made on the next succeeding business day and no adjustment will be made to any early redemption payment made on that succeeding business day.

Coupon threshold level:

With respect to the IWM Shares: $179.986, which is approximately 83% of its initial level

With respect to the SPY Shares: $478.188, which is approximately 83% of its initial level

With respect to the NDXT Index: 8,891.234, which is approximately 83% of its initial level

Buffer amount:

With respect to each underlying, 20%. As a result of the buffer amount of 20%, the level at or above which each underlying must close on the final observation date so that investors do not suffer a loss on their initial investment in the securities is as follows:

With respect to the IWM Shares: $173.48, which is 80% of its initial level

With respect to the SPY Shares: $460.904, which is 80% of its initial level

With respect to the NDXT Index: 8,569.864, which is 80% of its initial level

Initial level:

With respect to the IWM Shares: $216.85, which is its closing level on October 10, 2024

With respect to the SPY Shares: $576.13, which is its closing level on October 10, 2024

With respect to the NDXT Index: 10,712.33, which is its closing level on October 10, 2024

Final level:	With respect to each underlying, the respective closing level on the final observation date
Closing level:

With respect to each of the IWM Shares and the SPY Shares, on any trading day, the closing price of one share of such underlying on such day multiplied by the adjustment factor for such underlying on such day

With respect to the NDXT Index, on any index business day, the index closing value on such day

Worst performing underlying:	The underlying with the largest percentage decrease from the respective initial level to the respective final level
Percent change:	With respect to each underlying: (final level - initial level) / initial level
Downside factor:	1.25
Coupon payment dates:

Quarterly, as set forth under “Observation Dates and Coupon Payment Dates” below; provided that if any such day is not a business day, that coupon payment will be made on the next succeeding business day and no adjustment will be made to any coupon payment made on that succeeding business day. The contingent quarterly coupon, if any, with respect to the final observation date will be paid on the maturity date.

Observation dates:

Quarterly, as set forth under “Observation Dates and Coupon Payment Dates” below, subject to postponement for non-index business days and non-trading days, as applicable, and certain market disruption events. We also refer to the observation date immediately prior to the scheduled maturity date as the final observation date.

Adjustment factor:	With respect to each of the IWM Shares and the SPY Shares, 1.0, subject to adjustment in the event of certain events affecting such underlying
CUSIP / ISIN:	61776WFE8 / US61776WFE84
Listing:	The securities will not be listed on any securities exchange.

Observation Dates and Coupon Payment Dates

Observation Dates	Coupon Payment Dates
January 10, 2025	January 15, 2025
April 10, 2025	April 15, 2025
July 10, 2025	July 15, 2025
October 10, 2025	October 16, 2025
January 12, 2026	January 15, 2026
April 10, 2026	April 15, 2026
July 10, 2026	July 15, 2026
October 12, 2026	October 15, 2026
January 11, 2027	January 14, 2027
April 12, 2027 (final observation date)	April 15, 2027 (maturity date)

October 2024 Page 2

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due April 15, 2027

All Payments on the Securities Based on the Worst Performing of the iShares® Russell 2000® ETF, the SPDR® S&P 500® ETF Trust and the Nasdaq-100® Technology Sector IndexSM

Principal at Risk Securities

Investment Summary

Contingent Income Auto-Callable Securities

Principal at Risk Securities

Contingent Income Buffered Auto-Callable Securities due April 15, 2027, All Payments on the Securities Based on the Worst Performing of the iShares® Russell 2000® ETF, the SPDR® S&P 500® ETF Trust and the Nasdaq-100® Technology Sector IndexSM (the “securities”) do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon (as well as any contingent quarterly coupons for any prior quarterly periods for which a contingent quarterly coupon was not paid) but only if the closing level of each underlying is at or above its respective coupon threshold level on the related observation date. However, if the closing level of any underlying is less than its respective coupon threshold level on any observation date, we will pay no interest for the related quarterly period. If the closing level of each underlying is at or above its coupon threshold level on any subsequent observation date, investors will receive, in addition to the contingent quarterly coupon for the related quarterly period, any previously unpaid contingent quarterly coupons from any prior observation dates. If the closing level of any underlying is less than its respective coupon threshold level on each observation date, you will not receive any contingent quarterly coupon for the entire 2.5-year term of the securities. We refer to these coupons as contingent, because there is no guarantee that you will receive a coupon payment on any coupon payment date. In addition, if the securities have not been automatically called prior to maturity and the final level of any underlying has declined by more than the buffer amount of 20% from its respective initial level, investors will lose 1.25% of principal for every 1% decline in the final level of the worst performing underlying from its initial level beyond the buffer amount of 20%. Under these circumstances, the payment at maturity will be less than the stated principal amount of the securities. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment and also the risk of not receiving any contingent quarterly coupons throughout the entire 2.5-year term of the securities.

Maturity:	Approximately 2.5 years
Contingent quarterly coupon:

A contingent quarterly coupon will be paid on the securities on each coupon payment date but only if the closing level of each underlying is at or above its respective coupon threshold level on the related observation date. If payable, the contingent quarterly coupon will be an amount in cash per stated principal amount corresponding to a return of 10.55% per annum for each interest payment period for each applicable observation date.

If the contingent quarterly coupon is not paid on any coupon payment date (because the closing level of any underlying is less than its respective coupon threshold level on the related observation date), such unpaid contingent quarterly coupon will be paid on a later coupon payment date but only if the closing level of each underlying on the related observation date is greater than or equal to its respective coupon threshold level. Any such unpaid contingent quarterly coupon will be paid on the first subsequent coupon payment date for which the closing level of each underlying on the related observation date is greater than or equal to its respective coupon threshold level; provided, however, in the case of any such payment of a previously unpaid contingent quarterly coupon, no additional interest shall accrue or be payable in respect of such unpaid contingent quarterly coupon from and after the end of the original interest payment period for such unpaid contingent quarterly coupon.

You will not receive payment for any unpaid contingent quarterly coupons if the closing level of any underlying is less than its respective coupon threshold level on each subsequent observation date. If the closing level of any underlying is less than its respective coupon threshold level on each observation date, you will not receive any contingent quarterly coupons for the entire 2.5-year term of the securities.

Automatic early redemption:

If the closing level of each underlying is greater than or equal to its initial level on any quarterly redemption determination date, beginning on January 10, 2025, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent quarterly coupon with respect to the related

October 2024 Page 3

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due April 15, 2027

All Payments on the Securities Based on the Worst Performing of the iShares® Russell 2000® ETF, the SPDR® S&P 500® ETF Trust and the Nasdaq-100® Technology Sector IndexSM

Principal at Risk Securities

observation date and with respect to any prior observation date for which a contingent quarterly coupon was not paid. No further payments will be made on the securities once they have been redeemed.
Payment at maturity:

If the securities have not been automatically redeemed prior to maturity, the payment at maturity will be determined as follows:

If the final level of each underlying has increased, remained unchanged or decreased by an amount less than or equal to the buffer amount of 20% from its respective initial level, investors will receive the stated principal amount and, if the final level of each underlying is also greater than or equal to its respective coupon threshold level, the related contingent quarterly coupon with respect to the final observation date and any previously unpaid contingent quarterly coupons from any prior observation dates.

If the final level of any underlying has decreased by more than the buffer amount of 20% from its respective initial level, investors will lose 1.25% of principal for every 1% decline in the final level of the worst performing underlying from its initial level beyond the buffer amount of 20%. Under these circumstances, the payment at maturity will be less than the stated principal amount of the securities and could be zero. No quarterly coupon will be payable at maturity, and investors will not receive payment of the previously unpaid contingent quarterly coupons. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000. We estimate that the value of each security on the pricing date is $986.00.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlyings. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the contingent quarterly coupon rate, the coupon threshold levels, the buffer amount and the downside factor, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit

October 2024 Page 4

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due April 15, 2027

All Payments on the Securities Based on the Worst Performing of the iShares® Russell 2000® ETF, the SPDR® S&P 500® ETF Trust and the Nasdaq-100® Technology Sector IndexSM

Principal at Risk Securities

spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

October 2024 Page 5

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due April 15, 2027

All Payments on the Securities Based on the Worst Performing of the iShares® Russell 2000® ETF, the SPDR® S&P 500® ETF Trust and the Nasdaq-100® Technology Sector IndexSM

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon (as well as any previously unpaid contingent quarterly coupons from any prior observation dates) but only if the closing level of each underlying is at or above its respective coupon threshold level on the related observation date. However, if the closing level of any underlying is less than its respective coupon threshold level on any observation date, we will pay no interest for the related quarterly period. The securities have been designed for investors who are willing to forgo market floating interest rates and risk the loss of principal and accept the risk of receiving no coupon payments for the entire 2.5-year term of the securities in exchange for an opportunity to earn interest at a potentially above-market rate if each underlying closes at or above its respective coupon threshold level on the quarterly observation dates until the securities are redeemed early or reach maturity.

The following scenarios are for illustrative purposes only to demonstrate how the coupon and the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed, the contingent quarterly coupon may be payable in none of, or some but not all of, the quarterly periods during the 2.5-year term of the securities and the payment at maturity may be less than the stated principal amount of the securities and could be zero.

Scenario 1: The securities are redeemed prior to maturity

This scenario assumes that, prior to early redemption, each underlying closes at or above its coupon threshold level on some quarterly observation dates, but one or more underlyings close below the respective coupon threshold level(s) on the others. Investors receive the contingent quarterly coupon, as well as any previously unpaid contingent quarterly coupons from any prior observation dates, for the quarterly periods for which each closing level is at or above the respective coupon threshold level on the related observation date.

When each underlying closes at or above its respective initial level on a quarterly redemption determination date, the securities will be automatically redeemed for the stated principal amount plus the contingent quarterly coupon with respect to the related observation date and with respect to any prior observation date for which a contingent quarterly coupon was not paid.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive principal back at maturity

This scenario assumes that each underlying closes at or above the respective coupon threshold level on some quarterly observation dates, but one or more underlyings close below the respective coupon threshold level(s) on the others, and each underlying closes below its respective initial level on every quarterly redemption determination date. Consequently, the securities are not automatically redeemed, and investors receive the contingent quarterly coupon, as well as any previously unpaid contingent quarterly coupons from any prior observation dates, for the quarterly periods for which each closing level is at or above the respective coupon threshold level on the related observation date.

On the final observation date, the final level of each underlying has increased, remained unchanged or decreased by an amount less than or equal to the buffer amount of 20% from its respective initial level. At maturity, investors will receive the stated principal amount, and if the final level of each underlying is also greater than or equal to its respective coupon threshold level, the contingent quarterly coupon with respect to the final observation date and any previously unpaid contingent quarterly coupons from any prior observation dates.

October 2024 Page 6

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due April 15, 2027

All Payments on the Securities Based on the Worst Performing of the iShares® Russell 2000® ETF, the SPDR® S&P 500® ETF Trust and the Nasdaq-100® Technology Sector IndexSM

Principal at Risk Securities

Scenario 3: The securities are not redeemed prior to maturity, and investors suffer a loss of principal at maturity

This scenario assumes that each underlying closes at or above its respective coupon threshold level on some quarterly observation dates, but one or more underlyings close below the respective coupon threshold level(s) on the others, and each underlying closes below its respective initial level on every quarterly redemption determination date. Consequently, the securities are not automatically redeemed, and investors receive the contingent quarterly coupon, as well as any previously unpaid contingent quarterly coupons from any prior observation dates, for the quarterly periods for which each closing level is at or above the respective coupon threshold level on the related observation date.

At maturity, one or more underlyings has decreased by more than the buffer amount of 20% from the respective initial level(s). Therefore, investors do not receive the contingent quarterly coupon for the final quarterly period and lose 1.25% of principal for every 1% decline in the final level of the worst performing underlying from its initial level beyond the buffer amount of 20%. The payment at maturity will be less than the stated principal amount. Investors will lose some, and may lose all, of their investment in the securities in this scenario. No coupon will be paid at maturity in this scenario. Additionally, investors will not receive payment of any previously unpaid contingent quarterly coupons from any prior observation dates.

October 2024 Page 7

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due April 15, 2027

All Payments on the Securities Based on the Worst Performing of the iShares® Russell 2000® ETF, the SPDR® S&P 500® ETF Trust and the Nasdaq-100® Technology Sector IndexSM

Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the closing levels on each quarterly observation date, (2) the closing levels on each quarterly redemption determination date and (3) the final levels. Please see “Hypothetical Examples” beginning on page 10 for illustration of hypothetical payouts on the securities.

Diagram #1: Contingent Quarterly Coupons (Beginning on the First Coupon Payment Date until Early Redemption or Maturity)

Diagram #2: Automatic Early Redemption

October 2024 Page 8

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due April 15, 2027

All Payments on the Securities Based on the Worst Performing of the iShares® Russell 2000® ETF, the SPDR® S&P 500® ETF Trust and the Nasdaq-100® Technology Sector IndexSM

Principal at Risk Securities

Diagram #3: Payment at Maturity if No Automatic Early Redemption Occurs

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” starting on page 10.

October 2024 Page 9

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due April 15, 2027

All Payments on the Securities Based on the Worst Performing of the iShares® Russell 2000® ETF, the SPDR® S&P 500® ETF Trust and the Nasdaq-100® Technology Sector IndexSM

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a contingent quarterly coupon is paid with respect to an observation date and how to calculate the payment at maturity if the securities have not been automatically redeemed early. The following examples are for illustrative purposes only. Whether you receive a contingent quarterly coupon will be determined by reference to the closing level of each underlying on each quarterly observation date, and the amount you will receive at maturity will be determined by reference to the final level of each underlying on the final observation date. The actual initial level and coupon threshold level for each underlying are set forth on the cover of this document. All payments on the securities are subject to our credit risk. The numbers in the hypothetical examples below may have been rounded for the ease of analysis. The below examples are based on the following terms:

Contingent Quarterly Coupon:

A contingent quarterly coupon will be paid on the securities on each coupon payment date but only if the closing level of each underlying is at or above its respective coupon threshold level on the related observation date. If payable, the contingent quarterly coupon will be an amount in cash per stated principal amount corresponding to a return of 10.55% per annum for each interest payment period for each applicable observation date. These hypothetical examples reflect the contingent quarterly coupon rate of 10.55% per annum (corresponding to approximately $26.375 per quarter per security*).

If the contingent quarterly coupon is not paid on any coupon payment date (because the closing level of any underlying on the related observation date is less than its respective coupon threshold level), such unpaid contingent quarterly coupon will be paid on a later coupon payment date but only if the closing level of each underlying on such later observation date is greater than or equal to its respective coupon threshold level. You will not receive such unpaid contingent quarterly coupon if the closing level of any underlying on each subsequent observation date is less than its respective coupon threshold level.

Automatic Early Redemption:

If the closing level of each underlying is greater than or equal to its respective initial level on any quarterly redemption determination date, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent quarterly coupon with respect to the related observation date and with respect to any prior observation date for which a contingent quarterly coupon was not paid.

Payment at Maturity (if the securities have not been automatically redeemed early):

If the final level of each underlying has increased, remained unchanged or decreased by an amount less than or equal to the buffer amount of 20% from its respective initial level, investors will receive:

(i) the stated principal amount plus (ii) the contingent quarterly coupon with respect to the final observation date and any previously unpaid contingent quarterly coupons from any prior observation dates.

If the final level of any underlying has decreased by more than the buffer amount of 20% from its respective initial level, investors will receive:

$1,000 + [$1,000 x (percent change of the worst performing underlying + 20%) × downside factor]. Under these circumstances, the payment at maturity will be less than the stated principal amount of the securities.

Stated Principal Amount:	$1,000
Hypothetical Initial Level:	With respect to the IWM Shares: $200.00 With respect to the SPY Shares: $600.00 With respect to the NDXT Index: 8,000
Hypothetical Coupon Threshold Level:

With respect to the IWM Shares: $166.00, which is 83% of the hypothetical initial level for such underlying

With respect to the SPY Shares: $498.00, which is 83% of the hypothetical initial level for such underlying

With respect to the NDXT Index: 6,640, which is 83% of the hypothetical initial level for such underlying

Buffer Amount:	With respect to each underlying: 20%
Downside Factor:	1.25

* The actual contingent quarterly coupon will be an amount determined by the calculation agent based on the number of days in the applicable payment period, calculated on a 30/360 day-count basis. The hypothetical contingent quarterly coupon of $26.375 is used in these examples for ease of analysis.

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Contingent Income Buffered Auto-Callable Securities due April 15, 2027

All Payments on the Securities Based on the Worst Performing of the iShares® Russell 2000® ETF, the SPDR® S&P 500® ETF Trust and the Nasdaq-100® Technology Sector IndexSM

Principal at Risk Securities

How to determine whether a contingent quarterly coupon is payable with respect to an observation date:

	Closing Level			Contingent Quarterly Coupon
	IWM Shares	SPY Shares	NDXT Index
Hypothetical Observation Date 1	$252.00 (at or above the coupon threshold level)	$1,000.00 (at or above the coupon threshold level)	11,200 (at or above the coupon threshold level)	$26.375
Hypothetical Observation Date 2	$120.00 (below the coupon threshold level)	$1,150.00 (at or above the coupon threshold level)	11,700 (at or above the coupon threshold level)	$0
Hypothetical Observation Date 3	$256.00 (at or above the coupon threshold level)	$200.00 (below the coupon threshold level)	4,400 (below the coupon threshold level)	$0
Hypothetical Observation Date 4	$248.00 (at or above the coupon threshold level)	$1,120.00 (at or above the coupon threshold level)	10,800 (at or above the coupon threshold level)	$26.375 + $26.375 + $26.375 = $79.125
Hypothetical Observation Date 5	$120.00 (below the coupon threshold level)	$120.00 (below the coupon threshold level)	3,000 (below the coupon threshold level)	$0

On hypothetical observation date 1, each underlying closes at or above its respective coupon threshold level. Therefore, a contingent quarterly coupon of $26.375 is paid on the relevant coupon payment date.

On each of hypothetical observation dates 2 and 3, at least one underlying closes at or above its respective coupon threshold level, but one or both of the other underlyings close below their respective coupon threshold levels. Therefore, no contingent quarterly coupon is paid on the relevant coupon payment date.

On hypothetical observation date 4, each underlying closes at or above its respective coupon threshold level. Therefore, investors receive the contingent quarterly coupon with respect to the fourth observation date as well as the previously unpaid contingent quarterly coupons with respect to the second and third observation dates.

On hypothetical observation date 5, each underlying closes below its respective coupon threshold level, and, accordingly, no contingent quarterly coupon is paid on the relevant coupon payment date.

If the contingent quarterly coupon is not paid on any coupon payment date (because the closing level of any underlying on the related observation date is less than its respective coupon threshold level), such unpaid contingent quarterly coupon will be paid on a later coupon payment date but only if the closing level of each underlying on such later observation date is greater than or equal to its respective coupon threshold level. You will not receive such unpaid contingent quarterly coupon if the closing level of any underlying on each subsequent observation date is less than its respective coupon threshold level. If the closing level of any underlying on each observation date is less than its respective coupon threshold level, you will not receive any contingent quarterly coupons for the entire term of the securities.

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Contingent Income Buffered Auto-Callable Securities due April 15, 2027

All Payments on the Securities Based on the Worst Performing of the iShares® Russell 2000® ETF, the SPDR® S&P 500® ETF Trust and the Nasdaq-100® Technology Sector IndexSM

Principal at Risk Securities

How to calculate the payment at maturity (if the securities have not been automatically redeemed):

If the closing level of each underlying is greater than or equal to its initial level on any quarterly redemption determination date, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount for each security you hold plus the contingent quarterly coupon with respect to the related observation date and with respect to any prior observation date for which a contingent quarterly coupon was not paid.

The examples below illustrate how to calculate the payment at maturity if the securities have not been automatically redeemed prior to maturity.

	Final Level			Payment at Maturity
	IWM Shares	SPY Shares	NDXT Index
Example 1:	$90.00 (below 80% of initial level)	$300.00 (below 80% of initial level)	12,240 (at or above 80% of initial level)	$1,000 + [$1,000 × (percent change of the worst performing underlying + 20%) × downside factor] = $1,000 + [$1,000 × (-55% + 20%) × 1.25] = $1,000 + ($1,000 × -35% × 1.25) = $562.50
Example 2:	$350.00 (at or above 80% of initial level)	$1,360.00 (at or above 80% of initial level)	3,200 (below 80% of initial level)	$1,000 + [$1,000 × (percent change of the worst performing underlying + 20%) × downside factor] = $1,000 + [$1,000 × (-60% + 20%) × 1.25] = $1,000 + ($1,000 × -40% × 1.25) = $500.00
Example 3:	$90.00 (below 80% of initial level)	$240.00 (below 80% of initial level)	2,400 (below 80% of initial level)	$1,000 + [$1,000 × (percent change of the worst performing underlying + 20%) × downside factor] = $1,000 + [$1,000 × (-70% + 20%) × 1.25] = $1,000 + ($1,000 × -50% × 1.25) = $375.00
Example 4:	$60.00 (below 80% of initial level)	$240.00 (below 80% of initial level)	3,200 (below 80% of initial level)	$1,000 + [$1,000 × (percent change of the worst performing underlying + 20%) × downside factor] = $1,000 + [$1,000 × (-70% + 20%) × 1.25] = $1,000 + ($1,000 × -50% × 1.25) = $375.00
Example 5:	$256.00 (at or above the coupon threshold level and 80% of initial level)	$1,000.00 (at or above the coupon threshold level and 80% of initial level)	10,250 (at or above the coupon threshold level and 80% of initial level)

The stated principal amount + the contingent quarterly coupon with respect to the final observation date + any previously unpaid contingent quarterly coupons with respect to any prior observation dates.

For more information, please see above under “How to determine whether a contingent quarterly coupon is payable with respect to an observation date.”

In examples 1 and 2, the final level(s) of one or two of the underlyings have increased, remained unchanged or decreased by an amount less than or equal to the buffer amount of 20% from the respective initial level(s), but the final level(s) of one or both of the other underlyings have decreased by an amount greater than the buffer amount of 20% from the respective initial level. Therefore, investors are exposed to the downside performance of the worst performing underlying at maturity and investors lose 1.25% of the principal amount for every 1% decline in the final level of the worst performing underlying from its initial level beyond the buffer amount of 20%. Moreover, investors do not receive any contingent quarterly coupon for the final quarterly period, and do not receive any previously unpaid contingent quarterly coupons from any prior observation dates.

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All Payments on the Securities Based on the Worst Performing of the iShares® Russell 2000® ETF, the SPDR® S&P 500® ETF Trust and the Nasdaq-100® Technology Sector IndexSM

Principal at Risk Securities

Similarly, in examples 3 and 4, the final level of each underlying has decreased by more than the buffer amount of 20% from its respective initial level, and investors are exposed to the downside performance of the worst performing underlying beyond the buffer amount of 20%. In example 3, the IWM Shares have declined 55% from its initial level to its final level, the SPY Shares have declined 60% from its initial level to its final level and the NDXT Index have declined 70% from their initial level to their final level. Therefore, investors lose 1.25% of principal for every 1% decline in the final level of the NDXT Index, which represent the worst performing underlying in this example, from the initial level beyond the buffer amount of 20%. In example 4, the IWM Shares have declined 70% from its initial level to its final level, the SPY Shares have declined 60% from its initial level to its final level and the NDXT Index have declined 60% from their initial level to their final level. Therefore, investors lose 1.25% of principal for every 1% decline in the final level of the IWM Shares, which is the worst performing underlying in this example, from its initial level beyond the buffer amount of 20%. Moreover, investors do not receive the contingent quarterly coupon for the final quarterly period, and do not receive any previously unpaid contingent quarterly coupons from any prior observation dates.

In example 5, the final level of each underlying is at or above its coupon threshold level, and each underlying has increased, remained unchanged or decreased by an amount less than or equal to the buffer amount of 20% from its respective initial level. Therefore, investors receive at maturity the stated principal amount of the securities plus the contingent quarterly coupon with respect to the final observation date and any previously unpaid contingent quarterly coupons from any prior observation dates. However, investors do not participate in any appreciation of the underlyings.

If the final level of ANY underlying has decreased by more than the buffer amount of 20% from its respective initial level, you will be exposed to the downside performance of the worst performing underlying beyond the buffer amount, and your payment at maturity will be less than the stated principal amount. Under these circumstances, you will lose some, and may lose all, of your investment in the securities.

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Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due April 15, 2027

All Payments on the Securities Based on the Worst Performing of the iShares® Russell 2000® ETF, the SPDR® S&P 500® ETF Trust and the Nasdaq-100® Technology Sector IndexSM

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, index supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not guarantee the return of any of the principal amount at maturity. If the securities have not been automatically redeemed prior to maturity and if the final level of any underlying has decreased by more than the buffer amount of 20% from its respective initial level, you will lose 1.25% of your principal for every 1% decline in the final level of the worst performing underlying from its initial level beyond the buffer amount of 20%. Under this scenario, the value of the payment at maturity will be less than the stated principal amount and could be zero. You could lose your entire investment in the securities.

￭The securities do not provide for the regular payment of interest. The terms of the securities differ from those of ordinary debt securities in that they do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon but only if the closing level of each underlying is at or above its respective coupon threshold level on the related observation date. If the closing level of any underlying is lower than its coupon threshold level on the relevant observation date for any interest period, we will pay no coupon on the applicable coupon payment date. However, if the closing level of each underlying is at or above its respective coupon threshold level on any subsequent observation date, investors will receive, in addition to the contingent quarterly coupon for the related quarterly period, any previously unpaid contingent quarterly coupons from prior observation dates. Nevertheless, it is possible that the closing level of any underlying will be less than its respective coupon threshold level for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent quarterly coupons. If you do not earn sufficient contingent quarterly coupons over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity.

￭The contingent quarterly coupon, if any, is based on the value of each underlying on only the related quarterly observation date at the end of the related interest period. Whether the contingent quarterly coupon will be paid on any coupon payment date will be determined at the end of the relevant interest period based on the closing level of each underlying on the relevant quarterly observation date. As a result, you will not know whether you will receive the contingent quarterly coupon on any coupon payment date until near the end of the relevant interest period. Moreover, because the contingent quarterly coupon is based solely on the value of each underlying on quarterly observation dates, if the closing level of any underlying on any observation date is below the coupon threshold level for such underlying, you will not receive the contingent quarterly coupon for the related interest period, even if the level of such underlying was at or above its respective coupon threshold level on other days during that interest period, or any previously unpaid contingent quarterly coupons, and even if the closing level(s) of one or both of the other underlyings are at or above their respective coupon threshold level(s).

￭Investors will not participate in any appreciation in any underlying. Investors will not participate in any appreciation in any underlying from the initial level for such underlying, and the return on the securities will be limited to the contingent quarterly coupons, if any, that are paid with respect to each observation date on which the closing level of each underlying is greater than or equal to its respective coupon threshold level, if any.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the value of each underlying on any day, including in relation to its respective coupon threshold level

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All Payments on the Securities Based on the Worst Performing of the iShares® Russell 2000® ETF, the SPDR® S&P 500® ETF Trust and the Nasdaq-100® Technology Sector IndexSM

Principal at Risk Securities

and initial level, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe volatility (frequency and magnitude of changes in value) of each underlying and of the stocks composing the NDXT Index and the share underlying indices,

owhether the closing level of any underlying has been below its respective coupon threshold level on any observation date,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the component stocks of the NDXT Index and the share underlying indices or securities markets generally and which may affect the value of each underlying, odividend rates on the securities underlying the NDXT Index and the share underlying indices,

othe time remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe composition of the underlyings and changes in the constituent stocks of the NDXT Index and the share underlying indices,

othe occurrence of certain events affecting the IWM Shares and the SPY Shares that may or may not require an adjustment to an adjustment factor, and oany actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. In particular, if any underlying has closed near or below its coupon threshold level, the market value of the securities is expected to decrease substantially, and you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security.

You cannot predict the future performance of any underlying based on its historical performance. The value of any underlying may decrease and be below the respective coupon threshold level for such underlying on each observation date so that you will receive no return on your investment, and any or all of the underlyings may decrease by more than the buffer amount of 20% from the respective initial level(s) on the final observation date so that you will lose some or all of your initial investment in the securities. There can be no assurance that the closing level of each underlying will be at or above the respective coupon threshold level on any observation date so that you will receive a coupon payment on the securities for the applicable interest period, or that it will not have declined by more than the buffer amount of 20% from its respective initial level on the final observation date so that you do not suffer a loss on your initial investment in the securities. See “iShares® Russell 2000® ETF Overview,” “SPDR® S&P 500® ETF Trust Overview” and “Nasdaq-100® Technology Sector IndexSM Overview” below.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities at maturity, upon early redemption or on any coupon payment date, and therefore you are subject to our credit risk. The securities are not guaranteed by any other entity. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect

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All Payments on the Securities Based on the Worst Performing of the iShares® Russell 2000® ETF, the SPDR® S&P 500® ETF Trust and the Nasdaq-100® Technology Sector IndexSM

Principal at Risk Securities

of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Investing in the securities is not equivalent to investing in the underlyings or the stocks composing the NDXT Index or the share underlying indices. Investing in the securities is not equivalent to investing in any of the underlyings or the component stocks of the NDXT Index or the share underlying indices. Investors in the securities will not participate in any positive performance of any underlying, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute the NDXT Index or the share underlying indices.

￭Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no more contingent quarterly coupons and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.

￭The securities will not be listed on any securities exchange and secondary trading may be limited. Accordingly, you should be willing to hold your securities for the entire 2.5-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the

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All Payments on the Securities Based on the Worst Performing of the iShares® Russell 2000® ETF, the SPDR® S&P 500® ETF Trust and the Nasdaq-100® Technology Sector IndexSM

Principal at Risk Securities

underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlyings and the share underlying indices), including trading in the IWM Shares and the SPY Shares, the stocks that constitute the NDXT Index or the share underlying indices as well as in other instruments related to the underlyings. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Some of our affiliates also trade the underlyings and other financial instruments related to the underlyings and the share underlying indices on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to October 10, 2024 could potentially increase the initial level of any underlying and, therefore, could increase (i) the level at or above which such underlying must close on any redemption determination date so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlyings), (ii) the level at or above which such underlying must close on each observation date in order for you to earn a contingent quarterly coupon or to receive any unpaid contingent quarterly coupon from prior observation dates (depending also on the performance of the other underlyings) and (iii) the level at or above which such underlying must close on the final observation date so that you are not exposed to the negative performance of the worst performing underlying at maturity (depending also on the performance of the other underlyings). Additionally, such hedging or trading activities during the term of the securities could affect the value of an underlying on the redemption determination dates and the observation dates, and, accordingly, whether we redeem the securities prior to maturity, whether we pay a contingent quarterly coupon on the securities and the amount of cash you receive at maturity (depending also on the performance of the other underlyings).

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial level and coupon threshold level for each underlying, whether you receive a contingent quarterly coupon on each coupon payment date and/or at maturity, whether you receive any previously unpaid contingent quarterly coupons, whether the securities will be redeemed on any early redemption date and the payment at maturity. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events, any adjustments to the adjustment factors and the selection of a successor index or calculation of the closing level of any underlying in the event of a market disruption event or discontinuance of the NDXT Index or the share underlying indices. These potentially subjective determinations may adversely affect the payout to you at maturity. For further information regarding these types of determinations, see "Description of Auto-Callable Securities—Postponement of Determination Dates," "—Alternate Exchange Calculation in Case of an Event of Default,” "—Discontinuance of Any Underlying Index; Alteration of Method of Calculation,” “Discontinuance of the Underlying Shares of an Exchange-Traded Fund and/or Share Underlying Index; Alteration of Method of Calculation,” “—Antidilution Adjustments” and "—Calculation Agent and Calculations" in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

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All Payments on the Securities Based on the Worst Performing of the iShares® Russell 2000® ETF, the SPDR® S&P 500® ETF Trust and the Nasdaq-100® Technology Sector IndexSM

Principal at Risk Securities

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

Please read the discussion under “Additional Information—Tax considerations” in this document concerning the U.S. federal income tax consequences of an investment in the securities. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued, in accordance with your regular method of tax accounting. Under this treatment, the ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations. We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of income or loss on the securities might differ significantly from the tax treatment described herein. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders (as defined below) would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance (as adjusted based on the difference, if any, between the actual and the projected amount of any contingent payments on the securities) and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax consequences of an investment in the securities, possibly retroactively.

Non-U.S. Holders (as defined below) should note that we currently intend to withhold on any coupon paid to Non-U.S. Holders generally at a rate of 30%, or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision, and will not be required to pay any additional amounts with respect to amounts withheld.

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlyings

￭You are exposed to the price risk of each underlying, with respect to both the contingent quarterly coupons, if any, and the payment at maturity. Your return on the securities is not linked to a basket consisting of the underlyings. Rather, it will be contingent upon the independent performance of each underlying. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying. Poor performance by any underlying over the term of the securities will negatively affect your return and will not be offset or mitigated by any positive performance by the other underlyings. To receive any contingent quarterly coupons, each underlying must close at or above its respective coupon threshold level on the applicable observation date. In addition, if the securities have not been automatically redeemed early and if the final level of any underlying has decreased by more than the buffer amount of 20% from its respective initial level, investors will lose 1.25% of principal for every 1% decline in the final level of the worst performing underlying from its initial level beyond the buffer amount of 20%, even if one or both of the other underlyings have appreciated or have not declined as much. Under this scenario, the value of any such payment at maturity will be less than the stated principal amount and could be zero. Accordingly, your investment is subject to the price risk of each underlying.

￭Because the securities are linked to the performance of the worst performing underlying, you are exposed to greater risks of receiving no contingent quarterly coupons and sustaining a loss on your investment than if the securities were linked to just one underlying. The risk that you will not receive any contingent quarterly coupons, or that you will suffer a loss on your investment, is greater if you invest in the securities as opposed to substantially similar

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securities that are linked to the performance of just one underlying. With three underlyings, it is more likely that any underlying will close below its coupon threshold level on any observation date and decline by more than the buffer amount at maturity, than if the securities were linked to only one underlying. Therefore, it is more likely that you will not receive any contingent quarterly coupons and that you will suffer a loss on your investment. In addition, because each underlying must close above its initial level on a quarterly redemption determination date in order for the securities to be called prior to maturity, the securities are less likely to be called on any early redemption date than if the securities were linked to just one underlying.

￭The securities are linked to the iShares® Russell 2000® ETF and are subject to risks associated with small-capitalization companies. As the iShares® Russell 2000® ETF is one of the underlyings, and the iShares® Russell 2000® ETF tracks the performance of stocks issued by companies with relatively small market capitalization, the securities are linked to the value of small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the iShares® Russell 2000® ETF may be more volatile than indices or funds that consist of stocks issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded. In addition, small capitalization companies are typically less well-established and less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

￭Investing in the securities exposes investors to risks associated with investments in securities with a concentration in the technology sector. The stocks included in the NDXT Index are stocks of companies whose primary business is directly associated with the technology sector, including the following sub-sectors: computers and peripherals, software, diversified telecommunication services, communications equipment, semiconductors and semiconductor equipment, internet software and services, IT services, electronic equipment, instruments and components, wireless telecommunication services and office electronics. Because the value of the securities is linked to the performance of the NDXT Index, an investment in the securities exposes investors to risks associated with investments in securities with a concentration in the technology sector.

The values of stocks of technology companies and companies that rely heavily on technology are particularly vulnerable to rapid changes in technology product cycles, rapid product obsolescence, government regulation and competition, both domestically and internationally, including competition from foreign competitors with lower production costs. Technology companies and companies that rely heavily on technology, especially those of smaller, less-seasoned companies, tend to be more volatile than the overall market. Additionally, companies in the technology sector may face dramatic and often unpredictable changes in growth rates and competition for the services of qualified personnel. All of these factors could have an effect on the price of the NDXT Index and, therefore, on the value of the securities.

￭The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the IWM Shares and the SPY Shares. MS & Co., as calculation agent, will adjust the adjustment factors for certain events affecting the IWM Shares and the SPY Shares. However, the calculation agent will not make an adjustment for every event that could affect the IWM Shares and the SPY Shares. If an event occurs that does not require the calculation agent to adjust an adjustment factor, the market price of the securities may be materially and adversely affected.

￭Adjustments to the IWM Shares and the SPY Shares or the share underlying indices could adversely affect the value of the securities. The investment adviser to each of the IWM Shares and the SPY Shares (the “underlying shares”) seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the relevant share underlying index. Pursuant to its investment strategy or otherwise, the investment adviser may add, delete or substitute the stocks composing the respective underlying shares. Any of these actions could adversely affect the price of the respective underlying shares and, consequently, the value of the securities. The publisher of each of the share underlying indices is responsible for calculating and maintaining the respective share underlying index. The publisher may add, delete or substitute the stocks constituting the respective share underlying

October 2024 Page 19

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due April 15, 2027

All Payments on the Securities Based on the Worst Performing of the iShares® Russell 2000® ETF, the SPDR® S&P 500® ETF Trust and the Nasdaq-100® Technology Sector IndexSM

Principal at Risk Securities

index or make other methodological changes that could change the value of such share underlying index. The publisher of each of the share underlying indices may discontinue or suspend calculation or publication of a share underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued share underlying index and is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates. Any of these actions could adversely affect the value of the share underlying index, and, consequently, the price of the underlying shares and the value of the securities.

￭The performance and market price of each of the IWM Shares and the SPY Shares, particularly during periods of market volatility, may not correlate with the performance of its respective share underlying index, the performance of the component securities of such share underlying index or the net asset value per share of such underlying shares. The underlying shares do not fully replicate their respective share underlying indices, and each may hold securities that are different than those included in its respective share underlying index. In addition, the performance of each of the underlying shares will reflect additional transaction costs and fees that are not included in the calculation of the share underlying indices. All of these factors may lead to a lack of correlation between the performance of each of the underlying shares and its respective share underlying index. In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying each of the underlying shares may impact the variance between the performance of each of the underlying shares and its respective share underlying index. Finally, because the shares of each of the underlying shares are traded on an exchange and are subject to market supply and investor demand, the market price of one share of each of the underlying shares may differ from the net asset value per share of such underlying shares.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying each of the underlying shares may be disrupted or limited, or such securities may be unavailable in the secondary market. Under these circumstances, the liquidity of each of the underlying shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of each of the underlying shares, and their ability to create and redeem shares of each of the underlying shares may be disrupted. Under these circumstances, the market price of shares of each of the underlying shares may vary substantially from the net asset value per share of each of the underlying shares or the value of its respective share underlying index.

For all of the foregoing reasons, the performance of each of the underlying shares may not correlate with the performance of its respective share underlying index, the performance of the component securities of such share underlying index or the net asset value per share of such underlying shares. Any of these events could materially and adversely affect the prices of each of the underlying shares and, therefore, the value of the securities. Additionally, if market volatility or these events were to occur on the final observation date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination may affect the payment at maturity of the securities. If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based on the published closing price per share of each of the underlying shares on the final observation date, even if either of the underlying shares is underperforming its respective share underlying index or the component securities of such share underlying index and/or trading below the net asset value per share of such underlying shares.

￭Adjustments to the NDXT Index could adversely affect the value of the securities. The publisher of the NDXT Index may add, delete or substitute the component stocks of such underlying or make other methodological changes that could change the value of such underlying. Any of these actions could adversely affect the value of the securities. The publisher of the NDXT Index may also discontinue or suspend calculation or publication of such underlying at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued index. MS & Co. could have an economic interest that is different than that of investors in the securities insofar as, for example, MS & Co. is permitted to consider indices that are calculated and published by MS & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index on any observation date, the determination of whether a contingent quarterly coupon will be payable on the securities on the applicable coupon payment date, whether the securities will be redeemed and/or the amount payable at maturity, will be based on the value of such underlying, based on the closing prices of the stocks constituting such underlying at

October 2024 Page 20

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due April 15, 2027

All Payments on the Securities Based on the Worst Performing of the iShares® Russell 2000® ETF, the SPDR® S&P 500® ETF Trust and the Nasdaq-100® Technology Sector IndexSM

Principal at Risk Securities

the time of such discontinuance, without rebalancing or substitution, computed by MS & Co. as calculation agent in accordance with the formula for calculating such underlying last in effect prior to such discontinuance, as compared to the relevant initial level or coupon threshold level, as applicable (depending also on the performance of the other underlyings).

October 2024 Page 21

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due April 15, 2027

All Payments on the Securities Based on the Worst Performing of the iShares® Russell 2000® ETF, the SPDR® S&P 500® ETF Trust and the Nasdaq-100® Technology Sector IndexSM

Principal at Risk Securities

iShares® Russell 2000® ETF Overview

The iShares® Russell 2000® ETF is an exchange-traded fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Russell 2000® Index. The iShares® Russell 2000® ETF is managed by iShares® Trust (“iShares”), a registered investment company that consists of numerous separate investment portfolios, including the iShares® Russell 2000® ETF. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by iShares pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-92935 and 811-09729, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the iShares® Russell 2000® ETF is accurate or complete.

Information as of market close on October 17, 2024:

Bloomberg Ticker Symbol:	IWM UP	52 Week High (on 10/16/2024):	$226.74
Current Share Price:	$226.12	52 Week Low (on 10/27/2023):	$162.21
52 Weeks Ago:	$174.95

The following graph sets forth the daily closing prices of the IWM Shares for the period from January 1, 2019 through October 17, 2024. The related table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the IWM Shares for each quarter for the period from January 1, 2019 through October 17, 2024. The closing price of the IWM Shares on October 17, 2024 was $226.12. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The IWM Shares have at times experienced periods of high volatility, and you should not take the historical values of the IWM Shares as an indication of its future performance.

IWM Shares Daily Closing Prices January 1, 2019 to October 17, 2024

* The red solid line indicates the coupon threshold level, which is 83% of the initial level.

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Contingent Income Buffered Auto-Callable Securities due April 15, 2027

All Payments on the Securities Based on the Worst Performing of the iShares® Russell 2000® ETF, the SPDR® S&P 500® ETF Trust and the Nasdaq-100® Technology Sector IndexSM

Principal at Risk Securities

iShares® Russell 2000® ETF (CUSIP 464287655)	High ($)	Low ($)	Period End ($)
2019
First Quarter	158.24	132.25	153.09
Second Quarter	160.71	145.86	155.50
Third Quarter	157.90	144.85	151.34
Fourth Quarter	166.68	146.46	165.67
2020
First Quarter	169.53	99.90	114.46
Second Quarter	153.09	104.62	143.18
Third Quarter	158.46	139.07	149.79
Fourth Quarter	199.14	152.18	196.06
2021
First Quarter	234.42	193.50	220.94
Second Quarter	232.89	211.85	229.37
Third Quarter	231.39	211.73	218.75
Fourth Quarter	242.56	212.12	222.45
2022
First Quarter	225.32	191.52	205.27
Second Quarter	207.91	163.90	169.36
Third Quarter	201.07	164.17	164.92
Fourth Quarter	188.05	166.81	174.36
2023
First Quarter	198.32	170.25	178.40
Second Quarter	187.93	170.40	187.27
Third Quarter	198.71	174.36	176.74
Fourth Quarter	204.82	162.21	200.71
2024
First Quarter	210.30	189.48	210.30
Second Quarter	209.44	192.84	202.89
Third Quarter	224.60	200.87	220.89
Fourth Quarter (through October 17, 2024)	226.74	216.13	226.12

This document relates only to the securities referenced hereby and does not relate to the IWM Shares. We have derived all disclosures contained in this document regarding iShares from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to iShares. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding iShares is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the IWM Shares (and therefore the price of the IWM Shares at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning iShares could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the IWM Shares.

We and/or our affiliates may presently or from time to time engage in business with iShares. In the course of such business, we and/or our affiliates may acquire non-public information with respect to iShares, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the IWM Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities

October 2024 Page 23

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due April 15, 2027

All Payments on the Securities Based on the Worst Performing of the iShares® Russell 2000® ETF, the SPDR® S&P 500® ETF Trust and the Nasdaq-100® Technology Sector IndexSM

Principal at Risk Securities

under the securities laws. As a purchaser of the securities, you should undertake an independent investigation of iShares as in your judgment is appropriate to make an informed decision with respect to an investment linked to the IWM Shares.

“iShares®” is a registered trademark of BlackRock Fund Advisors (“BFA”). The securities are not sponsored, endorsed, sold, or promoted by BFA. BFA makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. BFA has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

Russell 2000® Index. The Russell 2000® Index is an index calculated, published and disseminated by FTSE International Limited (“FTSE Russell”), and measures the capitalization-weighted price performance of 2,000 U.S. small-capitalization stocks listed on eligible U.S. exchanges. The Russell 2000® Index is designed to track the performance of the small-capitalization segment of the U.S. equity market. The companies included in the Russell 2000® Index are the middle 2,000 (i.e., those ranked 1,001 through 3,000) of the companies that form the Russell 3000E™ Index. The Russell 2000® Index represents approximately 7% of the U.S. equity market. For additional information about the Russell 2000® Index, see the information set forth under “Russell Indices—Russell 2000® Index” in the accompanying index supplement.

October 2024 Page 24

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due April 15, 2027

All Payments on the Securities Based on the Worst Performing of the iShares® Russell 2000® ETF, the SPDR® S&P 500® ETF Trust and the Nasdaq-100® Technology Sector IndexSM

Principal at Risk Securities

SPDR® S&P 500® ETF Trust Overview

The SPDR® S&P 500® ETF Trust (formerly SPDR Trust, Series 1), or SPY, formed by PDR Services LLC, is a unit investment trust registered under the Investment Company Act of 1940 that holds a portfolio of securities consisting of substantially all of the common stocks, in substantially the same weighting, as the S&P 500® Index. SPY seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the S&P 500® Index. The SPDR® S&P 500® ETF Trust is managed by State Street Global Advisors Trust Company (“SSGA”), a registered investment company that consists of numerous separate investment portfolios, including the SPDR® S&P 500® ETF Trust. It is possible that this fund may not fully replicate the performance of the S&P 500® Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Commission by SSGA pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 033-46080 and 811-06125, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the SPDR® S&P 500® ETF Trust is accurate or complete.

Information as of market close on October 17, 2024:

Bloomberg Ticker Symbol:	SPY UP	52 Week High (on 10/14/2024):	$584.32
Current Share Price:	$582.35	52 Week Low (on 10/27/2023):	$410.68
52 Weeks Ago:	$436.02

The following graph sets forth the daily closing prices of the SPY Shares for the period from January 1, 2019 through October 17, 2024. The related table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the SPY Shares for each quarter for the period from January 1, 2019 through October 17, 2024. The closing price of the SPY Shares on October 17, 2024 was $582.35. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The SPY Shares have at times experienced periods of high volatility, and you should not take the historical values of the SPY Shares as an indication of its future performance.

SPY Shares Daily Closing Prices January 1, 2019 to October 17, 2024

* The red solid line indicates the coupon threshold level, which is 83% of the initial level.

October 2024 Page 25

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Contingent Income Buffered Auto-Callable Securities due April 15, 2027

All Payments on the Securities Based on the Worst Performing of the iShares® Russell 2000® ETF, the SPDR® S&P 500® ETF Trust and the Nasdaq-100® Technology Sector IndexSM

Principal at Risk Securities

SPDR® S&P 500® ETF Trust (CUSIP 78462F103)	High ($)	Low ($)	Period End ($)
2019
First Quarter	284.73	244.21	282.48
Second Quarter	295.86	274.57	293.00
Third Quarter	302.01	283.82	296.77
Fourth Quarter	322.94	288.06	321.86
2020
First Quarter	338.34	222.95	257.75
Second Quarter	323.20	246.15	308.36
Third Quarter	357.70	310.52	334.89
Fourth Quarter	373.88	326.54	373.88
2021
First Quarter	397.26	368.79	396.33
Second Quarter	428.06	400.61	428.06
Third Quarter	453.19	424.97	429.14
Fourth Quarter	477.48	428.64	474.96
2022
First Quarter	477.71	416.25	451.64
Second Quarter	456.80	365.86	377.25
Third Quarter	429.70	357.18	357.18
Fourth Quarter	407.68	356.56	382.43
2023
First Quarter	416.78	379.38	409.39
Second Quarter	443.28	404.36	443.28
Third Quarter	457.79	425.88	427.48
Fourth Quarter	476.69	410.68	475.31
2024
First Quarter	523.17	467.28	523.07
Second Quarter	548.49	495.16	544.22
Third Quarter	573.76	517.38	573.76
Fourth Quarter (through October 17, 2024)	584.32	567.80	582.35

This document relates only to the securities referenced hereby and does not relate to the SPY Shares. We have derived all disclosures contained in this document regarding SSGA from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to SSGA. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding SSGA is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the SPY Shares (and therefore the price of the SPY Shares at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning SSGA could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the SPY Shares.

We and/or our affiliates may presently or from time to time engage in business with SSGA. In the course of such business, we and/or our affiliates may acquire non-public information with respect to SSGA, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the SPY Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a purchaser of the securities, you should undertake an independent investigation of SSGA as in your judgment is appropriate to make an informed decision with respect to an investment linked to the SPY Shares.

October 2024 Page 26

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due April 15, 2027

All Payments on the Securities Based on the Worst Performing of the iShares® Russell 2000® ETF, the SPDR® S&P 500® ETF Trust and the Nasdaq-100® Technology Sector IndexSM

Principal at Risk Securities

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “SPDR®” and “SPDR® Series Trust” are trademarks of Standard & Poor’s Financial Services LLC (“S&P®”), an affiliate of S&P® Global Inc. The securities are not sponsored, endorsed, sold, or promoted by S&P®, S&P® Global Inc. or SSGA. S&P®, S&P® Global Inc. and SSGA make no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. S&P®, S&P® Global Inc. and SSGA have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

S&P 500® Index. The S&P 500® Index, which is calculated, maintained and published by S&P® Dow Jones Indices LLC (“S&P®”), is intended to provide a benchmark for performance measurement of the large capitalization segment of the U.S. equity markets by tracking the stock price movement of 500 companies with large market capitalizations. Component stocks of the S&P 500® Index are required to have a total company level market capitalization that reflects approximately the 85th percentile of the S&P® Total Market Index. The S&P 500® Index measures the relative performance of the common stocks of 500 companies as of a particular time as compared to the performance of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. For additional information about the S&P 500® Index, see the information set forth under “S&P® U.S. Indices—S&P 500® Index” in the accompanying index supplement.

October 2024 Page 27

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due April 15, 2027

All Payments on the Securities Based on the Worst Performing of the iShares® Russell 2000® ETF, the SPDR® S&P 500® ETF Trust and the Nasdaq-100® Technology Sector IndexSM

Principal at Risk Securities

Nasdaq-100® Technology Sector IndexSM Overview

The Nasdaq-100® Technology Sector IndexSM, which is calculated, maintained and published by The Nasdaq OMX Group, Inc. (“Nasdaq OMX”), is an equal-weighted index intended to measure the performance of Nasdaq-listed companies that are classified as technology according to the Industry Classification Benchmark. For additional information about the Nasdaq-100® Technology Sector IndexSM, see “Annex A — Nasdaq-100® Technology Sector IndexSM” below.

Information as of market close on October 17, 2024:

Bloomberg Ticker Symbol:	NDXT	52 Week High (on 7/10/2024):	11,224.97
Current Index Value:	10,525.30	52 Week Low (on 10/26/2023):	7,528.82
52 Weeks Ago:	8,167.07

The following graph sets forth the daily index closing values of the NDXT index for the period from January 1, 2019 through October 17, 2024. The related table sets forth the published high and low index closing values, as well as end-of-quarter index closing values, of the NDXT index for each quarter in the same period. The index closing value of the NDXT Index on October 17, 2024 was 10,525.30. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The NDXT index has at times experienced periods of high volatility, and you should not take the historical values of the NDXT index as an indication of its future performance.

NDXT Index Daily Index Closing Values January 1, 2019 to October 17, 2024

* The red solid line indicates the coupon threshold level, which is 83% of the initial level.

October 2024 Page 28

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Contingent Income Buffered Auto-Callable Securities due April 15, 2027

All Payments on the Securities Based on the Worst Performing of the iShares® Russell 2000® ETF, the SPDR® S&P 500® ETF Trust and the Nasdaq-100® Technology Sector IndexSM

Principal at Risk Securities

Nasdaq-100® Technology Sector IndexSM	High	Low	Period End
2019
First Quarter	4,606.49	3,547.57	4,493.19
Second Quarter	4,880.48	4,170.02	4,660.72
Third Quarter	5,026.65	4,469.97	4,771.68
Fourth Quarter	5,492.35	4,642.53	5,457.73
2020
First Quarter	5,954.62	4,030.77	4,606.71
Second Quarter	5,960.27	4,378.75	5,960.27
Third Quarter	6,915.12	5,948.33	6,401.73
Fourth Quarter	7,563.77	6,307.99	7,541.05
2021
First Quarter	8,480.86	7,197.59	7,866.84
Second Quarter	8,721.40	7,468.71	8,681.21
Third Quarter	9,228.96	8,348.04	8,606.64
Fourth Quarter	9,855.42	8,413.37	9,575.39
2022
First Quarter	9,565.42	7,193.06	8,320.06
Second Quarter	8,495.52	6,054.97	6,248.30
Third Quarter	7,489.94	5,723.83	5,723.83
Fourth Quarter	6,344.14	5,350.93	5,751.76
2023
First Quarter	7,129.20	5,647.49	7,129.20
Second Quarter	8,164.64	6,494.21	8,048.90
Third Quarter	8,597.36	7,705.63	7,939.24
Fourth Quarter	9,661.82	7,528.82	9,587.92
2024
First Quarter	10,686.65	9,098.91	10,420.33
Second Quarter	10,883.35	9,500.55	10,790.65
Third Quarter	11,224.97	9,288.31	10,443.26
Fourth Quarter (through October 17, 2024)	10,924.46	10,232.38	10,525.30

“Nasdaq®,” “Nasdaq-100®” and “Nasdaq-100 Index®” are trademarks of Nasdaq, Inc. For more information, see “Annex A — Nasdaq-100® Technology Sector IndexSM” below.

October 2024 Page 29

Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due April 15, 2027

All Payments on the Securities Based on the Worst Performing of the iShares® Russell 2000® ETF, the SPDR® S&P 500® ETF Trust and the Nasdaq-100® Technology Sector IndexSM

Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Underlying index publisher:	Nasdaq OMX Group, Inc., or any successor thereof
Share underlying indices:	With respect to the IWM Shares, the Russell 2000® Index With respect to the SPY Shares, the S&P 500® Index
Share underlying index publishers:	With respect to each of the IWM Shares and the SPY Shares, S&P® Dow Jones Indices LLC, or any successor thereof.
Interest period:	Quarterly
Record date:

The record date for each coupon payment date shall be the date one business day prior to such scheduled coupon payment date; provided, however, that any coupon payable at maturity (or upon early redemption) shall be payable to the person to whom the payment at maturity or early redemption payment, as the case may be, shall be payable.

Day-count convention:	Interest will be computed on the basis of a 360-day year of twelve 30-day months.
Postponement of coupon payment dates (including the maturity date) and early redemption dates:

If any observation date or redemption determination date is postponed due to a non-index business day or non-trading day, as applicable, or certain market disruption events so that it falls less than two business days prior to the relevant scheduled coupon payment date (including the maturity date) or early redemption date, as applicable, the coupon payment date (or the maturity date) or the early redemption date will be postponed to the second business day following that observation date or redemption determination date as postponed, and no adjustment will be made to any coupon payment or early redemption payment made on that postponed date.

Denominations:	$1,000 per security and integral multiples thereof
Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notices to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final observation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date, and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the final observation date as postponed.

In the event that the securities are subject to early redemption, the issuer shall, (i) on the business day following the applicable redemption determination date, give notice of the early redemption and the early redemption payment, including specifying the payment date of the amount due upon the early redemption, (x) to each registered holder of the securities by mailing notice of such early redemption by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid, and (ii) on or prior to the early redemption date, deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities. Any notice that is mailed to a

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registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. This notice shall be given by the issuer or, at the issuer’s request, by the trustee in the name and at the expense of the issuer, with any such request to be accompanied by a copy of the notice to be given.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered as contingent quarterly coupon, if any, with respect to each security on or prior to 10:30 a.m. (New York City time) on the business day preceding each coupon payment date, and (ii) deliver the aggregate cash amount due, if any, with respect to the contingent quarterly coupon to the trustee for delivery to the depositary, as holder of the securities, on the applicable coupon payment date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered with respect to each stated principal amount of the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

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Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying product supplement does not apply to the securities issued under this document and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of the securities. This discussion applies only to investors in the securities who:

●purchase the securities in the original offering; and

●hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

●certain financial institutions;

●insurance companies;

●dealers and certain traders in securities or commodities;

●investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

●U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

●partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

●regulated investment companies;

●real estate investment trusts; or

●tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the securities to you.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. The effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any alternative minimum tax consequences or consequences resulting from the Medicare tax on investment income. Moreover, the discussion below does not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

General

Due to the absence of statutory, judicial or administrative authorities that directly address the

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treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or a court will agree with the tax treatment described herein. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the securities could be materially affected.

You should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments of the securities). Unless otherwise stated, the following discussion is based on the treatment of each security as described in the previous paragraph.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

●a citizen or individual resident of the United States;

●a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

●an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Securities

Assuming the treatment of the securities as set forth above is respected, the following U.S. federal income tax consequences should result.

 Tax Basis. A U.S. Holder’s tax basis in the securities should equal the amount paid by the U.S. Holder to acquire the securities.

 Tax Treatment of Coupon Payments. Any coupon payment on the securities should be taxable as ordinary income to a U.S. Holder at the time received or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

 Sale, Exchange or Settlement of the Securities. Upon a sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the securities sold, exchanged or settled. For this purpose, the amount realized does not include any coupon paid at settlement and may not include sale proceeds attributable to an accrued coupon, which may be treated in the same manner as a coupon payment. In general, any such gain or loss recognized should be short-term capital gain or loss if the U.S. Holder has held the securities for one year or less at the time of the sale, exchange or settlement, and should be long-term capital gain or loss otherwise. The ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the securities under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”). If the IRS were successful in asserting that the Contingent Debt Regulations applied to the securities, the timing and character of income thereon would be significantly affected. Among other things, a

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U.S. Holder would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of their issuance, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the securities. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange or other disposition of the securities would be treated as ordinary income, and any loss realized would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount and as capital loss thereafter. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. Other alternative federal income tax treatments of the securities are possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the securities. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and potential changes in applicable law.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. In addition, information returns will be filed with the IRS in connection with payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is for U.S. federal income tax purposes:

●an individual who is classified as a nonresident alien;

●a foreign corporation; or

●a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

●a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

●certain former citizens or residents of the United States; or

●a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

Although significant aspects of the tax treatment of each security are uncertain, we intend to withhold on any coupon paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced

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rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

Section 871(m) Withholding Tax on Dividend Equivalents

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2027 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If Section 871(m) withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty exemption, the securities may be treated as U.S.-situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with any coupon payment and may be filed with the IRS in connection with the payment at maturity on the securities and the payment of proceeds from a sale, exchange or other disposition. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. FATCA generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding

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(if applicable) applies to payments of U.S.-source FDAP income and to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends. Under proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply on payments of gross proceeds (other than amounts treated as FDAP income). While the treatment of the securities is unclear, you should assume that any coupon payment with respect to the securities will be subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the securities.

The discussion in the preceding paragraphs, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 4 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to October 10, 2024, we expect to hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the IWM Shares and the SPY Shares, in stocks constituting the NDXT Index or the share underlying indices, in futures and/or options contracts on the NDXT Index, the IWM Shares, the SPY Shares, the share underlying indices or their component stocks listed on major securities markets, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial level of an underlying, and, as a result, could increase (i) the level at or above which such underlying must close on any redemption determination date so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlyings), (ii) the level at or above which such underlying must close on each observation date in order for you to earn a contingent quarterly coupon or to receive any unpaid contingent quarterly coupon from prior observation dates (depending also on the performance of the other underlyings) and (iii) the level at or above which such underlying must close on the final observation date so that you are not exposed to the negative performance of the worst performing underlying at maturity (depending also on the performance of the other underlyings). These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of any underlying on the redemption determination dates and observation dates, and, accordingly, whether we redeem the securities prior to maturity, whether we pay a contingent quarterly coupon on the securities and the amount of cash you receive at maturity, if any (depending also on the performance of the other underlyings).

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $1,000 per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering

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to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.
Validity of the securities:

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated February 26, 2024, which is Exhibit 5-a to Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 filed by Morgan Stanley on February 26, 2024.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for auto-callable securities, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the product supplement for auto-callable securities and the index supplement if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated November 16, 2023

Index Supplement dated November 16, 2023

Prospectus dated April 12, 2024

Terms used but not defined in this document are defined in the product supplement for auto-callable securities, in the index supplement or in the prospectus.

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Annex A — Nasdaq-100® Technology Sector IndexSM

The Nasdaq-100® Technology Sector IndexSM was developed by Nasdaq and is calculated, maintained and published by The Nasdaq OMX Group, Inc. (“Nasdaq OMX”). The underlying index is designed to measure the performance of Nasdaq-listed companies that are classified as technology according to the Industry Classification Benchmark which also meet other eligibility criteria determined by Nasdaq. The underlying index is reported by Bloomberg under the ticker symbol “NDXT.” All information contained in this document regarding the Nasdaq-100® Technology Sector IndexSM has been derived from publicly available information, without independent verification.

The Nasdaq-100® Technology Sector IndexSM is calculated under an equal-weighted methodology. On February 22, 2006, the Nasdaq-100® Technology Sector IndexSM began with a base of 1,000.00. To be eligible for inclusion in the Nasdaq-100® Technology Sector IndexSM, a security and its issuer must meet the following criteria:

●the security must be included in the Nasdaq-100 Index®

●the issuer of the security’s primary U.S. listing must be exclusively on the Nasdaq Global Select Market or the Nasdaq Global Market;

●the issuer of the security must be classified as Technology according to the Industry Classification Benchmark (“ICB”);

●if the issuer of the security is organized under the laws of a jurisdiction outside the United States, then that security must have listed options on a registered options market in the United States or be eligible for listed-options trading on a registered options market in the United States;

●the issuer of the security generally may not currently be in bankruptcy proceedings;

●each security must have a minimum average daily trading volume of 200,000 shares (measured over the three calendar months ending with the month that includes the reconstitution reference date);

●the issuer of the security generally may not have entered into a definitive agreement or other arrangement that would make it ineligible for index inclusion and where the transaction is imminent as determined by the Nasdaq Index Management Committee; and

●the security must have traded for at least three full calendar months, not including the month of initial listing, on an eligible exchange, which includes Nasdaq (Nasdaq Global Select Market, Nasdaq Global Market, or Nasdaq Capital Market), NYSE, NYSE American, or CBOE BZX. Eligibility is determined as of the constituent selection reference date and includes that month. A security that was added as a result of a spin-off will be exempt from the seasoning requirement.

Index Calculation.

The Nasdaq-100® Technology Sector IndexSM is calculated without regard to ordinary dividends however it does reflect special dividends. The formula is as follows:

where:

and:

“Index Security” shall mean a security that has been selected for membership in the Nasdaq-100® Technology Sector IndexSM, having met all applicable eligibility requirements.

n = Number of Index Securities in the Nasdaq-100® Technology Sector IndexSM.

qi = Number of shares of Index Security i applied in the Nasdaq-100® Technology Sector IndexSM. The number of shares can be based on any number of items which would be identified in each specific Index Methodology including total shares outstanding (TSO), application of free float, dividend yield, modification due to foreign ownership restrictions, modification due to capping etc. This can also be referred to as Index Shares.

pi = Price in quote currency of Index Security i. Depending on the time of the calculation, the price can be either of the following:

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(1)The Start of Day (SOD) price which is the previous index calculation day’s (t-1) closing price for Index Security i adjusted for corporate action(s) occurring prior to market open on date t, if any, for the SOD calculation only;

(2)The intraday price which reflects the current trading price received from the Index Exchange during the index calculation day;

(3)The End of Day (EOD) price refers to the Last Sale Price; or

(4)The Volume Weighted Average Price (VWAP)

t = current index calculation day

t – 1 = previous index calculation day

Index Calendar.

The securities composing the Nasdaq-100® Technology Sector IndexSM are selected once annually each December. Securities currently within the Nasdaq-100® Technology Sector IndexSM must meet the eligibility criteria using market data through the end of October that year and total shares outstanding as of the end of November that year. Index reconstitutions are announced in early December and become effective after the close of trading on the third Friday in December.

The index is rebalanced on a quarterly basis in March, June, September and December. The index rebalance uses the Last Sale Price (“LSP”) of all Index securities as of the third Friday (February, May, August, and November, respectively). Index rebalance changes are announced in early March, June, September and December, and changes become effective after the close of trading on the third Friday in March, June, September and December.

Index Maintenance.

Deletion Policy. If at any time other than an index reconstitution, a component of the Nasdaq-100® Technology Sector IndexSM is removed from the Nasdaq-100 Index® for any reason, it is also removed from the Nasdaq-100® Technology Sector IndexSM at the same time.

This may include:

●listing on an ineligible index exchange;

●a security is not classified under the Technology Subsector according to the ICB;

●merger, acquisition, or other major corporate event that would otherwise adversely impact the integrity of the Index;

●if a company is organized as a REIT;

●if the issuer has an adjusted market capitalization below 0.10% of the aggregate adjusted market capitalization of the Nasdaq-100 Index® for two consecutive month-ends; or

●if a security that was added to the Nasdaq-100 Index® as the result of a spin-off event has an adjusted market capitalization below 0.10% of the aggregate adjusted market capitalization of the Nasdaq-100 Index® at the end of its second day of regular way trading as a Nasdaq-100 Index® member.

In the case of mergers and acquisitions, the effective date for the removal of an Index issuer or security will be largely event-based, with the goal to remove the issuer or security as soon as completion of the acquisition or merger has been deemed highly probable. Notable events include, but are not limited to, completion of various regulatory reviews, the conclusion of material lawsuits and/or shareholder and board approvals.

Securities that are added as a result of a spin-off may be deleted as soon as practicable after being added to the index. This may occur when Nasdaq determines that a security is ineligible for inclusion because of reasons such as ineligible exchange, security type, or industry. Securities that are added as a result of a spin-off may be maintained in the index until a later date and then removed, for example if a spin-off security has liquidity or market capitalization characteristics that diverge materially from the security eligibility criteria and could affect the integrity of the index.

Replacement Policy. When a component of the Nasdaq-100 Index® that is classified as Technology according to ICB is removed from the Nasdaq-100 Index®, it is also removed from the Nasdaq-100® Technology Sector IndexSM. As such, if the replacement company being added to the Nasdaq-100 Index® is classified as Technology according to ICB, it is added to the Nasdaq-100® Technology Sector IndexSM and will assume the weight of the removed company on the Index effective date.

When a component of the Nasdaq-100 Index® that is not classified as Technology according to ICB is removed and the replacement company being added to the Nasdaq-100 Index® is classified as Technology according to ICB, the replacement company is considered for addition to the Nasdaq-100® Technology Sector IndexSM at the next quarterly Rebalance.

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Morgan Stanley Finance LLC

Contingent Income Buffered Auto-Callable Securities due April 15, 2027

All Payments on the Securities Based on the Worst Performing of the iShares® Russell 2000® ETF, the SPDR® S&P 500® ETF Trust and the Nasdaq-100® Technology Sector IndexSM

Principal at Risk Securities

When a component of the Nasdaq-100 Index® that is classified as Technology according to ICB is removed from the Nasdaq-100 Index® and the replacement company being added to the Nasdaq-100 Index® is not classified as Technology according to ICB, the company is removed from the Nasdaq-100® Technology Sector IndexSM and the divisor of the Nasdaq-100® Technology Sector IndexSM is adjusted to ensure Index continuity.

Additions Policy. If a security is added to the Nasdaq-100 Index® for any reason, it may be added to the Nasdaq-100® Technology Sector IndexSM at the same time.

Corporate Actions. In the periods between scheduled index reconstitution and rebalancing events, individual Index securities may be the subject to a variety of corporate actions and events that require maintenance and adjustments to the Nasdaq-100® Technology Sector IndexSM.

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The securities are not sponsored, endorsed, sold or promoted by Nasdaq (including its affiliates) (Nasdaq, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the securities. The Corporations make no representation or warranty, express or implied, to the holders of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly, or the ability of the Nasdaq-100 Index® to track general stock market performance. The Nasdaq-100 Index® is determined, composed and calculated by Nasdaq without regard to us or the securities. Nasdaq has no obligation to take our needs or the needs of the owners of the securities into consideration in determining, composing or calculating the Nasdaq-100 Index®. The Corporations are not responsible for and have not participated in the determination of the timing, prices, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the securities.

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NASDAQ-100® TECHNOLOGY SECTOR INDEXSM, NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100® TECHNOLOGY SECTOR INDEXSM, NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Nasdaq®,” “Nasdaq-100®” and “Nasdaq-100 Index®” are trademarks of Nasdaq.

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